Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Alcoa Inc. on Form S-8 (Registration Nos. 33-22346, 33-24846, 33-49109, 33-60305, 333-27903, 333-62663, 333-79575 and 333-91331), Form S-3 (Registration
Nos. 33-60045, 33-64353 and 333-59381) and Form S-4 (Registration Nos. 333-58227
and 333-93849) of our reports dated January 10, 2000, except for Note V, for which the date is February 11, 2000, on our audits of the consolidated financial statements and financial statement schedule of Alcoa Inc. and consolidated subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which reports are incorporated by reference or included in this Form 10-K.


                                         /s/PricewaterhouseCoopers LLP
                                         PricewaterhouseCoopers LLP


600 Grant Street
Pittsburgh, Pennsylvania
February 28, 2000